Exhibit 99.1
EasyLink Services International Corporation Announces Financial Results for Third Quarter Fiscal 2008

NORCROSS, GA – June 16, 2008 – EasyLink Services International Corporation (“EasyLink” or “Company”) (NasdaqCM: ESIC, www.easylink.com), a global provider of comprehensive messaging services and e-commerce solutions, reports its financial results for the third quarter fiscal 2008 ended April 30, 2008.

“This was another strong quarter for us, and we remain on track with our financial goals for the year,” says Thomas J. Stallings, CEO of EasyLink. “The solid revenue and gross margins reflect the ability of our dedicated team. We closed several new relationships in the quarter with name brand organizations that will use our fax or EDI services globally. We also continue seeking accretive acquisitions to enhance our product offerings and increase shareholder value.”

Highlights for the third quarter and nine-months ended April 30, 2008 are as follows:

•	Total revenue for the third quarter was $23.6 million with a gross profit margin of 71.6%. Total revenue for the nine-month period was $68.2 million with a gross profit margin of 71.1%.

o
Revenue for the third quarter from On Demand Messaging, which includes faxing, production messaging, document capturing, and management and e-mail services, was $11.3 million, representing 48% of total consolidated revenue and a 68.1% gross profit margin.

o	Revenue for the nine-month period from the On Demand Messaging segment was $32.0 million, representing 47% of total consolidated revenue and a 67.5% gross profit margin.

o
Revenue for the third quarter from Supply Chain Messaging, which includes electronic data interchange (EDI) products and services and telex, was $12.3 million, representing 52% of total consolidated revenue and a 74.8% gross profit margin.

o	Revenue for the nine-month period from the Supply Chain Messaging segment was approximately $36.2 million, representing 53% of total consolidated revenue and a 74.2% gross profit margin.

•
Net income for the third quarter was $6.9 million or $0.28 per basic share and $0.17 per diluted share. The Company recorded a tax benefit in the third quarter of approximately $4.4 million from the release of its deferred tax asset reserve to offset fiscal 2008 taxable income. Net income for the nine-month period was $8.2 million or $0.33 per basic share and $0.29 per diluted share.

•
Adjusted EBIDTA for the third quarter was $7.2 million and $19.7 million for the nine-month period. EasyLink intends to focus on Adjusted EBITDA (EBITDA that includes non-cash compensation expense) as a measure of the Company’s performance, which it believes serves as a better measure of the Company’s performance than net income, because it excludes ongoing non-cash charges.

EasyLink provides adjusted EBITDA in this press release as additional information regarding its operating results. This measure is not in accordance with, or an alternative for, generally accepted accounting principles (GAAP), and may be different from non-GAAP EBITDA measures used by other companies. EasyLink believes that this presentation of adjusted EBITDA facilitates investors’ understanding of its historical operating trends because it provides an important supplemental measurement in evaluating the operating results of our business. This release should be read in conjunction with the Company’s Form 8-K earnings release filed with the Securities and Exchange Commission for the quarter ended April 30, 2008.

Investor Conference Call – Wednesday, June 17, 2008

The Company plans to hold a conference call on Wednesday, June 18, 2008 at 10:00 a.m. EDT to discuss its third quarter fiscal year 2008 results in detail.

The Company invites all those interested in hearing management’s discussion to join the call by dialing 877-548-7911 (U.S. and Canada) or 719-325-4898 (International).

A live replay of the call will also be available on the Company’s website, www.easylink.com, for forty-five days.

About EasyLink Services International Corporation
EasyLink Services International Corporation (EasyLink) (NasdaqCM: ESIC), headquartered in Norcross, GA, is uniquely positioned to deliver a variety of messaging services that range from simple web-based fax delivery for small businesses to sophisticated fax hosting, tailored corporate e-mail messaging, EDI business-to-business exchanges and specialized telex protocol transmissions for marine and finance industries. With over two decades of servicing customers around the globe, EasyLink has established a proven track record for providing effective, reliable and secure communications. For more information on EasyLink, visit www.easylink.com.

Forward-Looking and Cautionary Statements
Except for the historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those indicated by such forward-looking statements. These and other risk factors are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, the Company’s quarterly reports on Form 10-Q and the Company’s other filings with the U.S. Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:
The Investor Relations Group
212-825-3210
Investor Relations:
Rachel Colgate: rcolgate@investorrelationsgroup.com
Michael Crawford: mcrawford@investorrelationsgroup.com
Emily Hanan: ehanan@investorrelationsgroup.com
or
Media Relations:
Susan Morgenbesser: smorgenbesser@investorrelationsgroup.com

EASYLINK SERVICES INTERNATIONAL CORPORATION
Consolidated Statements of Income (unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2008	2007	2008	2007

Service revenue	$23,599,696	$5,390,270	$68,236,367	$16,500,465

Cost of services	6,701,442	1,190,759	19,745,758	3,760,384

Gross Profit	16,898,254	4,199,511	48,490,609	12,740,081

Operating expenses:
Product development and enhancement	2,111,513	595,836	5,983,735	1,898,177
Selling and marketing	2,897,718	379,589	8,207,447	1,268,905
General and administrative	7,367,411	2,589,139	21,918,906	7,677,614

Operating income	4,521,612	634,947	12,380,521	1,895,385

Other income (expense):
Interest and investment income	163,160	69,856	595,836	233,542
Interest expense	(2,306,541)	(18,791)	(10,464,847)	(59,065)
Equity in Losses in Investment	—	—	(930,269)	—
Foreign exchange gain	128,292	—	914,214	—
Other income (expense)	11,209	288	89,359	(21,288)

Income before income taxes	2,517,732	686,300	2,584,814	2,048,574

(Benefit) provision for income taxes	(4,418,376)	135,097	(5,612,515)	219,367

Net income	6,936,108	551,203	8,197,329	1,829,207

Dividends on preferred stock	(49,180)	(48,767)	(149,956)	(233,425)
Extinguishment of dividends on retired preferred stock	—	—	—	200,000
Income attributable to common stockholders	$6,886,928	$502,436	$8,047,373	$1,795,782

Basic income per common share	$0.28	$0.02	$0.33	$0.08

Diluted income per common share	$0.17	$0.02	$0.29	$0.07

Anti-dilutive stock options, warrants and series C preferred stock	5,793,178	2,371,473	5,625,675	1,482,592

Weighted average number of common shares outstanding — basic	24,604,376	22,823,776	24,318,536	22,759,581

Weighted average number of common shares outstanding — diluted	48,852,869	24,234,565	48,844,713	24,674,040

EASYLINK SERVICES INTERNATIONAL CORPORATION
Consolidated Balance Sheets
(in thousands)

	April 30,	July 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$27,179	$5,444
Accounts receivable, net of allowance for doubtful accounts and allowance for sales returns and allowances	14,071	3,479
Prepaid expenses and other current assets	4,528	603

Total current assets	45,778	9,526

Property and equipment, net	8,313	944
Goodwill	44,052	6,293
Other intangible assets, net	29,120	3,737
Investments	431	13,223
Restricted cash	417	434
Deferred acquisition costs	—	1,039
Other assets	225	222

Total assets	$128,336	$35,418

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,681	$615
Current portion of long term debt	3,907	10,000
Accrued expenses	8,378	1,153
Deferred revenue	681	227
Other current liabilities	880	574

Total current liabilities	17,527	12,569

Long term debt	49,540	—
Deferred tax liability	10,307	—
Other liabilities	1,182	709

Total liabilities	78,556	13,278

Stockholders’ Equity:
Preferred stock	(a )	(a	)
Common Stock	251	233
Additional paid-in capital	122,326	101,861
Accumulated other comprehensive loss	(955)	—
Accumulated deficit	(71,842)	(79,954)

Total stockholders’ equity	49,780	22,140

Total liabilities and stockholders’ equity	$128,336	$35,418

(a)	less than 1,000

EASYLINK SERVICES INTERNATIONAL CORPORATION
Calculation of Adjusted Earnings before Interest, Taxes, Depreciation and Amortization
(unaudited, includes non-cash compensation)
(in thousands)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2008	2007	2008	2007
Net Income	$6,936	$551	$8,197	$1,829
Interest	2,307	19	10,465	59
Taxes	(4,418)	135	(5,613)	219
Depreciation and amortization	2,177	524	6,303	1,517
Non-cash compensation	115	201	346	695

Adjusted EBITDA	$7,117	$1,430	$19,698	$4,319